                                                                     EXHIBIT (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our reports dated October 12, 2006, relating to the financial statements and financial highlights which appear in the August 31,
2006 Annual Reports to Shareholders of the California Tax-Free Money Market
Fund, California Limited-Term Tax-Free Fund, California Tax-Free Bond Fund,
California Long-Term Tax-Free Fund, and California High-Yield Municipal Fund,
which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights",
"Independent Registered Public Accounting Firm" and "Financial Statements" in
such Registration Statement.

/s/  PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Kansas City, Missouri
September 24, 2007